UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2012

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	1-12441 (Commission File Number)	41-1276891 (IRS Employer Identification No.)

One St. Jude Medical Drive, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (651) 756-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

In late September 2012, the Food and Drug Administration (“FDA”) commenced an inspection of St. Jude Medical, Inc.’s (the “Company”) Sylmar, California facility, and, following such inspection, issued eleven observations on a Form 483.  The Form 483, attached hereto as Exhibit 99.1, has been redacted, as is customary, by the Company based on its good faith interpretation of Freedom of Information Act (FOIA) exemption (b)(4), which protects confidential and proprietary information from disclosure.  The Company has sent its proposed redactions to the FDA, and the FDA will make an independent assessment of the Form 483 before releasing it. The Company will  provide written responses to the FDA no later than Nov. 7, 2012 (within fifteen working days of the issuance of the Form 483, as recommended by the FDA) detailing proposed corrective actions, and has initiated efforts and redirected resources to address the FDA’s observations.  It is important to note that none of the observations identified a specific issue regarding the clinical or field performance of any particular device.  The Sylmar, California facility will continue to manufacture cardiac rhythm management devices while the Company works with the FDA to address these observations.  While the Company believes that the costs associated with remediation of these observations will not have a material impact on the Company’s financial results, consistent with the Company’s comments regarding the audit of its Sylmar facility on its recent earnings call and the high level of public attention these statements have received, the Company believes it is appropriate to provide additional clarity and transparency on this matter.  The Company takes quality and product safety very seriously and is committed to fully resolving the quality system observations identified during this most recent FDA inspection.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: October 24, 2012	By:	/s/ Jason Zellers
Jason Zellers Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	FDA Form 483